EXHIBIT 10.7

NEW CENTURY MORTGAGE CORPORATION

NC CAPITAL CORPORATION

Seller

AND

CDC MORTGAGE CAPITAL INC.

Buyer

AMENDMENT NO. 3

Dated as of September 30, 2003

TO

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of June 23, 2003

AMENDMENT NO. 3 (this “Amendment”), dated as of September 30, 2003, by and among New Century Mortgage Corporation (“NCMC”), NC Capital Corporation (“NCCC” and, together with NCMC, the “Seller”), and CDC Mortgage Capital Inc. (“Buyer”), to the Second Amended and Restated Master Repurchase Agreement, dated as of June 23, 2003, by and among Seller and Buyer (the “Agreement”).

RECITALS

WHEREAS, Seller and Buyer have entered into the Agreement;

WHEREAS the Seller has requested the Buyer to agree to amend certain provisions of the Agreement as set forth in this Amendment. The Buyer hereto is willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

Section 1. Amendments.

(a) Defined Terms. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined.

(b) Section 11(o) of the Agreement is hereby amended and restated in its entirety to read:

“Leverage Ratio. Guarantor will not permit (i) the Quarterly Average Leverage Ratio for any period of measurement to be greater than 10.0 to 1.0, (ii) the Daily Leverage Ratio on any date to be greater than 15.0 to 1.0, or (iii) the Adjusted Leverage Ratio as of the last day of each fiscal quarter to be greater than 12.0 to 1.0. NCMC will not permit the Leverage Ratio of NCMC to be greater than 10.0 to 1.0 as of the last day of each fiscal quarter of NCMC.”

(c) Section 11(o) of the Agreement is hereby amended and restated in its entirety to read:

“Restricted Payments. Guarantor, NCCC and NCMC will not make any Restricted Payments, other than (a) dividends paid by Guarantor on its Common Stock not to exceed $0.60 per share in any calendar year, or dividends in the form of Common Stock if such dividend is used to accomplish a stock split, (b) repurchases by Guarantor of up to 5,000,000 shares of its Common Stock on the open market or in negotiated transactions; and (c) dividends paid by NCMC to Guarantor to enable Guarantor to pay dividends as provided in clause (a) above; provided, that in each case both before and after giving effect to such dividends or repurchases, Guarantor, NCCC and NCMC are in compliance with the covenants set forth in Section 11 of this Agreement and no Event of Default or Default has occurred and is continuing.”

Section 2. Effectiveness of the Amendment. The Amendment shall become effective upon receipt by the Buyer of evidence satisfactory to the Buyer that this Amendment has been executed and delivered by the Seller.

Section 3. Ratification of Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed and the Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

Section 4. Representations and Warranties. To induce the Buyer to enter into this Amendment, the Seller hereby represents and warrants to the Buyer that, after giving effect to the amendments provided for herein, the representations and warranties contained in the Agreement and the other Repurchase Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

Section 5. No Other Amendments. Except as expressly amended hereby, the Agreement and the other Repurchase Documents shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 7. Expenses. The Seller agrees to pay and reimburse the Buyer for all of the out-of-pocket costs and expenses incurred by the Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of its attorneys.

Section 8. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CDC MORTGAGE CAPITAL INC., as Buyer under the Agreement		NEW CENTURY MORTGAGE CORPORATION, as Seller under the Agreement

By:	/s/ JOE PISCINA	By:	/s/ PATRICK FLANAGAN
	Name: Joe Piscina Title: Managing Director		Name: Patrick Flanagan Title: President

By:	/s/ KATHY LYNCH	NC CAPITAL CORPORATION, as Seller under the Agreement
Name: Kathy Lynch Title: Director

		By:	/s/ PATRICK FLANAGAN
Name: Patrick Flanagan Title: Chief Executive Officer

The undersigned guarantor hereby consents and agrees to the foregoing Amendment:

NEW CENTURY FINANCIAL CORPORATION

By:	/s/ PATRICK FLANAGAN
Name: Patrick Flanagan Title: Executive Vice President